EXHIBIT 2.1

                                   EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 15, 1998

                                      AMONG

                              SPORTSLINE USA, INC.,

                                GOLFWEB.COM, INC.

                                       AND

                                     GOLFWEB

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                                TABLE OF CONTENTS

                                      PAGE

                                    ARTICLE I
                                   THE MERGER

1.1     The Merger...........................................................5
1.2     Effective Time.......................................................5
1.3     Effect of the Merger.................................................6
1.4     Supplementary Action.................................................6

                                   ARTICLE II
                            THE SURVIVING CORPORATION

2.1     Articles of Incorporation of the Surviving Corporation...............6
2.2     Bylaws of the Surviving Corporation..................................6
2.3     Directors and Officers of the Surviving Corporation..................6

                                   ARTICLE III
                              CONVERSION OF SHARES

3.1     Conversion of GolfWeb Capital Stock..................................6
3.2     Conversion of Capital Stock of Merger Sub............................8
3.3     Assumption of Currently Outstanding Options..........................8
3.4     Assumption of Outstanding Warrants...................................9
3.5     Dissenters' Rights...................................................9
3.6     Exchange of Certificates............................................10
3.7     Dividends...........................................................11
3.8     Adjustments.........................................................11

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SPORTSLINE

4.1     Corporate Status....................................................12
4.2     Capitalization of SportsLine........................................12
4.3     Authorization; Enforceability.......................................12
4.4     No Violation........................................................13
4.5     Consents, etc.......................................................13
4.6     SEC Filings.........................................................13
4.7     Absence of Certain Changes or Events................................14
4.8     Litigation..........................................................14

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                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF GOLFWEB

5.1     Organization, Authority, Qualification..............................14
5.2     Authorization; Enforceability.......................................14
5.3     Capitalization......................................................15
5.4     No Violation........................................................15
5.5     Consents, etc.......................................................16
5.6     Litigation..........................................................16
5.7     Subsidiaries........................................................16
5.8     Status of Proprietary Assets........................................16
5.9     Marketing Rights....................................................17
5.10    Compliance with Law, Charter Documents and Agreement................17
5.11    Registration Rights; Termination of Certain Agreements..............18
5.12    Financial Statements................................................18
5.13    Title to Property and Assets........................................19
5.14    ERISA Plans.........................................................19
5.15    Labor Relations.....................................................19
5.16    Contracts and Transactions..........................................20
5.17    Related Party Transactions..........................................21
5.18    Environmental and Safety Laws.......................................21
5.19    Tax Returns and Payments............................................21
5.20    Notes and Accounts Receivable.......................................22
5.20    Notes and Loans Payable.............................................22
5.22    Absence of Certain Changes or Events................................22
5.23    Insurance...........................................................23
5.24    No Commissions......................................................24
5.25    Certain Accounting Matters..........................................24
5.26    Shareholder Approval................................................24
5.27    Disclosure..........................................................24

                                   ARTICLE VI
                CONDUCT OF BUSINESS BY GOLFWEB PENDING THE MERGER

6.1     Conduct of Business by GolfWeb Pending the Merger...................24

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

7.1     Best Efforts; Cooperation; Further Assurances.......................26
7.2     Access to Information...............................................27
7.3     Notification of Certain Matters.....................................27
7.4     Tax and Accounting Treatment........................................27
7.5     Publicity...........................................................27
7.6     Exclusive Dealings; Failure by GolfWeb to Consummate Without Cause..28

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7.7     Trading in SportsLine Common Stock..................................29
7.8     Affiliates of GolfWeb...............................................29
7.9     Additional Financial Statements.....................................29


                                  ARTICLE VIII
            CONDITIONS TO THE OBLIGATIONS OF THE SPORTSLINE COMPANIES

8.1     Accuracy of Representations and Warranties and Compliance
           with Obligations ................................................30
8.2     Corporate Matters...................................................30
8.3     No Adverse Proceedings..............................................30
8.4     No Material Adverse Change or Destruction of Property...............30
8.5     Consents and Approvals..............................................30
8.6     Opinion of Counsel..................................................31
8.7     Pooling Letters.....................................................31
8.8     Affiliates Letters..................................................31
8.9     Resignations........................................................31
8.10    Releases............................................................31
8.11    Additional Financial Statements.....................................31
8.12    No Change in Conversion Agreement...................................32
8.13    Dissenting Shares...................................................32
8.14    Termination of Certain Agreements...................................32
8.15    Payment of Bank Loan................................................32

                                   ARTICLE IX
                    CONDITIONS TO THE OBLIGATIONS OF GOLFWEB

9.1     Accuracy of Representations and Warranties and Compliance
           with Obligations.................................................32
9.2     Corporate Matters...................................................33
9.3     No Adverse Proceedings..............................................33
9.4     No Material Adverse Change..........................................33
9.5     Governmental Consents...............................................33
9.6     Opinion of Counsel..................................................33
9.7     Tax Representation Certificate......................................33

                                ARTICLE X CLOSING

10.1    Closing.............................................................34
10.2    Deliveries by GolfWeb...............................................34
10.3    Deliveries by the SportsLine Companies..............................34

                                   ARTICLE XI
                               REGISTRATION RIGHTS

11.1    Certain Definitions.................................................35

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11.2    Mandatory Registration..............................................35
11.3    Incidental (Piggyback) Registration.................................36
11.4    Obligations of SportsLine...........................................37
11.5    Expenses of Registration............................................38
11.6    Conditions Precedent to SportsLine's Obligations....................38
11.7    Indemnification.....................................................38
11.8    Termination of SportsLine's Obligations.............................41
11.9    Rights of Holders Subject and Subordinate...........................41

                                   ARTICLE XII
                             SECURITIES LAW MATTERS

12.1    Disposition of Shares...............................................41
12.2    Private Placement...................................................41
12.3    Legend..............................................................41

                                  ARTICLE XIII
                                   DEFINITIONS

13.1    Defined Terms.......................................................42
13.2    Other Definitional Provisions.......................................43

                                   ARTICLE XIV
                                   TERMINATION

14.1    Termination.........................................................44
14.2    Effect of Termination...............................................44

                                   ARTICLE XV
                               GENERAL PROVISIONS

15.1    Notices.............................................................45
15.2    Entire Agreement....................................................46
15.3    Expenses............................................................46
15.4    Amendment; Waiver...................................................46
15.5    Binding Effect; Assignment..........................................46
15.6    Counterparts........................................................46
15.7    Interpretation......................................................47
15.8    Governing Law; Interpretation.......................................47
15.9    Arm's Length Negotiations...........................................47

                                        AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of January 15, 1998, among SportsLine USA, Inc., a Delaware corporation ("SportsLine"), GolfWeb.Com, Inc., a

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Delaware corporation and a wholly owned subsidiary of SportsLine ("Merger Sub"
and together with SportsLine sometimes hereinafter referred to as the "SportsLine Companies"), and GolfWeb, a California corporation ("GolfWeb"). Certain other capitalized terms used herein and not otherwise defined shall have the meanings as set forth in Article IX hereof.

      WHEREAS, SportsLine has organized Merger Sub as a wholly owned subsidiary under the Deleware General Corporation Law (the "Delaware Code") for the purpose of merging Merger Sub with and into GolfWeb pursuant to the applicable provisions of the California General Corporation Law (the "California Code") and the Delaware Code (the "Merger") so that GolfWeb will continue as the surviving corporation of the Merger and will become a wholly owned subsidiary of SportsLine;

      WHEREAS, the respective Boards of Directors of SportsLine, Merger Sub and GolfWeb have approved the Merger and the terms and conditions of this Agreement and have determined that the Merger is in the best interests of their respective shareholders;

      WHEREAS, the Merger has been approved by the written consent of a sufficient number of shareholders of GolfWeb under the California Code, but is subject to satisfaction of certain other conditions described in this Agreement; and

      WHEREAS, for accounting purposes it is intended that the Merger shall be qualify as a pooling of interests business combination, and for federal income tax purposes it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.1 THE MERGER. Subject to and upon the terms and conditions of this Agreement and in accordance with the California Code and the Delaware Code, at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into GolfWeb, which shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") in the Merger, and as a result thereof the separate corporate existence of Merger Sub shall cease.

      1.2 EFFECTIVE TIME. If all the conditions to the Merger set forth in Articles VIII and IX hereof shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article XIV hereof, on the Closing Date the parties hereto shall cause an Agreement of Merger in the form required by the California Code (the "Agreement of Merger") and a Certificate of Merger in the form required by the Delaware Code (the "Certificate of Merger"), to be duly prepared and executed and filed in accordance with the California Code and the

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Delaware Code, respectively. The Merger shall become effective at the time of filing of the Articles of Merger with the Secretary of State of the State of California and the Secretary of State of the State of Delaware in accordance with the California Code and the Delaware Code, respectively, or at such later time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

      1.3 EFFECT OF THE MERGER. From and after the Effective Time, the Merger shall have all the effects set forth in the California Code and the Delaware Code. Without limiting the generality of the foregoing, at the Effective Time, by virtue of the Merger, all properties, rights, privileges, powers and franchises of GolfWeb and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of GolfWeb and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 SUPPLEMENTARY ACTION. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the GolfWeb, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of GolfWeb, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

      2.1 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of the Surviving Corporation shall, at the Effective Time, be amended so as to read in their entirety as attached hereto as Exhibit 2.1.

      2.2 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Surviving Corporation shall, at the Effective Time, be amended so as to read in their entirety as attached hereto as Exhibit 2.2.

      2.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Sub at the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified in accordance with the Surviving Corporation's Articles of Incorporation, Bylaws and applicable law.

                                   ARTICLE III
                              CONVERSION OF SHARES

      3.1 CONVERSION OF GOLFWEB CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of GolfWeb's common stock, no par value ("GolfWeb Common"), Series A Preferred Stock, no par value per share ("Series A Preferred"), Series B Preferred Stock, no par value per share ("Series B Preferred"), and Series C Preferred Stock, no par value per share ("Series C Preferred"; and, collectively with the GolfWeb Common, the Series A Preferred and the Series B Preferred, the "GolfWeb Stock") issued and outstanding immediately prior to the Effective Time, other than, in each case, shares held by GolfWeb as treasury stock or by any subsidiary of GolfWeb or by persons who exercise dissenter's rights in accordance with Chapter 13 of the California Code ("Dissenting Shares"), shall be converted into and exchanged for the number of validly issued,

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fully paid and nonassessable shares of common stock, $0.01 par value per share, of SportsLine ("SportsLine Common Stock") determined in accordance with the following exchange ratios (rounded to the nearest thousandth) (the "Exchange Ratios"):

            (a) each share of Series A Preferred shall be converted into the right to receive the number of shares of SportsLine Common Stock that is the sum of (1) the quotient of (i) $1.00, divided by (ii) $17.26, which is the average of the closing prices of SportsLine Common Stock on the Nasdaq National Market on the 5 days prior to the date of this Agreement (the "Average Trading Price"), plus (2) the "Common Exchange Ratio", as defined below;

            (b) each share of Series B Preferred shall be converted into the right to receive the number of shares of SportsLine Common Stock that is the sum of (1) the quotient of (i) $2.00, divided by (ii) the Average Trading Price, plus (2) the "Common Exchange Ratio", as defined below;

            (c) each share of Series C Preferred shall be converted into the right to receive the number of shares of SportsLine Common Stock that is the sum of (1) the quotient of (i) $4.86, divided by (ii) the Average Trading Price, plus (2) the "Common Exchange Ratio," as defined below;

            (d) each share of GolfWeb Common shall be converted into the right to receive the number of shares of SportsLine Common Stock (the "Common Exchange Ratio") that is the quotient of:

                  (1) the difference between (i) 860,371 minus (ii) the quotient of (A) the sum of (I) the product of $1.00 times the aggregate number of shares of Series A Preferred outstanding as of the Effective Time or subject to warrants or options outstanding as of the Effective Time, plus (II) the product of $2.00 times the aggregate number of shares of Series B Preferred outstanding as of the Effective Time or subject to warrants or options outstanding as of the Effective Time, plus (III) the product of $4.86 times the aggregate number of shares of Series C Preferred outstanding as of the Effective Time or subject to warrants or options outstanding as of the Effective Time, divided by (B) the Average Trading Price; divided by

                  (2) the sum of (i) the total number of shares of GolfWeb Common Stock outstanding as of the Effective Time, plus
                        (ii) the total number of shares of GolfWeb Common into which all outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred could be converted as of the Effective Time, plus (iii) the total number of shares of GolfWeb Common subject to outstanding warrants or outstanding options that are vested and exercisable as of the Effective Time, plus
                        (iv) the total number of shares of GolfWeb Common into which shares of Series B Preferred and

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                        Series C Preferred that are subject to outstanding
                        warrants could be converted as of the Effective Time.

It is the intention of the parties hereto that in no event shall SportsLine, by virtue of the Merger, be obligated to issue in the aggregate more than 860,371 shares of SportsLine Common Stock to (A) the holders of the GolfWeb Stock outstanding as of the date hereof, (B) the holders of the options to purchase an aggregate of 1,044,952 shares of GolfWeb Common granted under the GolfWeb 1995 Equity Incentive Plan and outstanding as of the date hereof (the "Currently Outstanding Options") in respect of the portions of such stock options (238,634) that are vested and exercisable as of the date hereof (whether such vested options are exercised prior to the Effective Time or assumed by SportsLine in accordance with Section 3.3 hereof) and (C) the holders of the any of the warrants to purchase an aggregate of 40,000 shares of GolfWeb Common, 2,500 shares of GolfWeb Series B Preferred and 2,572 shares of Series C Preferred outstanding as of the date hereof (the "Currently Outstanding Warrants")(whether or not such warrants are exercised prior to the Effective Time or assumed by SportsLine in accordance with Section 3.4 hereof); and appropriate adjustment in the Exchange Ratios shall be made to limit the number of shares of SportsLine Common Stock issuable in the Merger in the event it is hereafter determined that the formulas set forth above would result in the issuance of a greater number of shares of SportsLine Common Stock to such holders.

      Upon conversion of the outstanding GolfWeb Stock in accordance with this
Section 3.1, all such shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist; and each certificate formerly representing any such shares (a "Certificate") shall thereafter represent only the right to receive that number of shares of SportsLine Common Stock into which the shares represented by such Certificate have been converted in accordance with this Section 3.1. Certificates previously representing shares of GolfWeb Stock shall be exchanged for certificates representing whole shares of SportsLine Common Stock, and cash in lieu of any fractional share, without interest, issued in consideration therefor upon the surrender of such certificates in accordance with Section 3.5 hereof.

      At the Effective Time, each share of GolfWeb Stock issued and held in GolfWeb's treasury or by any subsidiary of GolfWeb shall, by virtue of the Merger and without any action on the part of GolfWeb, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

      3.2 CONVERSION OF CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of Merger Sub be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

      3.3 ASSUMPTION OF CURRENTLY OUTSTANDING OPTIONS. Each of the Currently Outstanding Options that remains outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by SportsLine (the "Assumed Options"). From and after the Effective Time, each Assumed Option shall be exercisable upon the same terms and conditions as were applicable under such Assumed Option prior to the Effective Time for a number of shares of SportsLine Common Stock (rounded to the

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nearest whole number) equal to the product of (x) the number of shares of
GolfWeb Common that the holder of such Assumed Option would have been entitled to receive had such holder exercised such option in full immediately prior to the Effective Time times (y) the Exchange Ratio for the GolfWeb Common determined in accordance with Section 3.1, at an exercise price per share of SportsLine Common Stock equal to the sum determined by dividing (A) the exercise price per share of such Assumed Option in effect immediately prior to the Effective Time by (B) the Exchange Ratio for the GolfWeb Common determined in accordance with Section 3.1. For purposes of illustration only, if the Common Exchange Ratio is 0.051, an individual who holds immediately prior to the Effective Time an Assumed Option to purchase 1,000 shares of GolfWeb Common at an exercise price of $0.50 per share would, following the Effective Time be entitled to receive options to purchase 51 shares of SportsLine Common Stock at an exercise price of $9.80 per share. Between the date hereof and the Effective Time, GolfWeb shall take no action to accelerate the date on which any Currently Outstanding Option vests or becomes exercisable or to amend or modify any of the other terms and conditions thereof (including the exercise price). As soon as practicable after the Effective Time, SportsLine shall deliver to each holder of an Assumed Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Assumed Option shall continue in effect on the same terms and conditions, except as otherwise provided herein. On or prior to June 1, 1998, SportsLine will cause the SportsLine Common Stock issuable upon exercise of the Assumed Options to be registered on Form S-8 of the SEC, and thereafter will exercise best efforts to maintain the effectiveness of such registration statement for so long as such Assumed Options remain outstanding and will reserve a sufficient number of shares of SportsLine Common Stock for issuance upon exercise thereof.

      3.4 ASSUMPTION OF OUTSTANDING WARRANTS. Each of the Currently
Outstanding Warrants that remains outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by SportsLine (the "Assumed Warrants"). From and after the Effective Time, each Assumed Warrant shall be exercisable upon the same terms and conditions as were applicable under such Assumed Warrant prior to the Effective Time for a number of shares of SportsLine Common Stock (rounded to the nearest whole number) equal to the product of (x) the number of shares of GolfWeb Common, Series B Preferred or Series C Preferred that the holder of such Assumed Warrant would have been entitled to receive had such holder exercised such option in full immediately prior to the Effective Time times (y) the Exchange Ratio for the GolfWeb Common, Series B Preferred or Series C Preferred, as applicable, determined in accordance with Section 3.1, at an exercise price per share of SportsLine Common Stock equal to the sum determined by dividing (A) the exercise price per share of such Assumed Warrant in effect immediately prior to the Effective Time by (B) the Exchange Ratio for the GolfWeb Common, Series B Preferred or Series C Preferred, as applicable, determined in accordance with
Section 3.1. Between the date hereof and the Effective Time, GolfWeb shall take no action to accelerate the date on which any Currently Outstanding Warrant vests or becomes exercisable or to amend or modify any of the other terms and conditions thereof (including the exercise price).

      3.5 DISSENTERS' RIGHTS . If holders of GolfWeb Stock are entitled to dissenters' rights in connection with the Merger under Chapter 13 of the California Code, any Dissenting Shares shall not be converted into SportsLine Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of California. GolfWeb shall give SportsLine prompt notice of

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any demand received by GolfWeb to require GolfWeb to purchase shares of GolfWeb
Stock, and SportsLine shall have the right to participate in all negotiations and proceedings with respect to such demand. GolfWeb agrees that, except with the prior written consent of SportsLine, or as required under the California Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of the California Code, becomes entitled to payment of the value of shares of GolfWeb Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time, to deliver shares of SportsLine Common Stock to any holder of shares of GolfWeb Stock who shall have failed to make an effective purchase demand or shall have lost his status as a Dissenting Shareholder, SportsLine shall issue and deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of GolfWeb Stock, the shares of SportsLine Common Stock to which such Dissenting Shareholder is then entitled under this Section 3.5 and the Agreement of Merger.

      3.6   EXCHANGE OF CERTIFICATES.

            (a) At the Effective Time, SportsLine shall instruct its transfer agent (the "Transfer Agent") to issue, for the benefit of the holders of the GolfWeb Stock (the "GolfWeb Shareholders") entitled thereto, certificates representing the shares of SportsLine Common Stock issuable pursuant to Section
3.1 in exchange for the outstanding shares of GolfWeb Stock. The aggregate number of shares of SportsLine Common Stock which SportsLine shall instruct its transfer agent to issue shall be a number of shares equal to the product (rounded to the nearest whole share) of (x) the number of shares of GolfWeb Stock outstanding at the Effective Time times (y) the Exchange Ratios for such shares set forth in Section 3.1. The shares of SportsLine Common Stock issuable by SportsLine in the Merger are sometimes herein referred to as the "SportsLine Shares".

            (b) Upon the surrender to the Transfer Agent of one or more Certificates for cancellation, together with such letter of transmittal, duly executed, the holder thereof will be entitled to receive certificates representing that number of whole shares of SportsLine Common Stock to be issued in respect of the aggregate number of shares of GolfWeb Stock previously represented by the Certificates surrendered based upon the Exchange Ratio for such shares of GolfWeb Stock and cash in lieu of fractional shares, without interest, as provided in Section 3.6(c) hereof. In the event that any Certificate representing GolfWeb Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, SportsLine will cause the Transfer Agent to be issue in exchange for such lost, stolen or destroyed Certificate the number of SportsLine Shares into which the GolfWeb Stock represented by such Certificate are converted in the Merger in accordance with this Article III. When authorizing such issuance in exchange therefor, SportsLine may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give SportsLine a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against SportsLine with respect to the Certificate alleged to have been lost, stolen or destroyed.

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            (c) No certificates or scrip representing fractional SportsLine
Shares shall be issued upon the surrender for exchange of Certificates representing GolfWeb Stock, and such fractional interests shall not entitle the owner thereof to vote or to any rights as a stockholder of SportsLine. All fractional shares of SportsLine Common Stock that a holder of GolfWeb Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the Fair Market Value at the Effective Time (as defined below) of one share of SportsLine Common Stock, by (ii) the fraction of a share of SportsLine Common Stock to which such holder would otherwise have been entitled. SportsLine shall timely make available to the Transfer Agent any cash necessary to make payments in lieu of fractional shares as aforesaid. No such cash in lieu of fractional shares of SportsLine Common Stock shall be paid to any holder of GolfWeb Stock until Certificates are surrendered and exchanged in accordance with Section 1.3(a). The term "Fair Market Value at the Effective Time" of one share of SportsLine Common Stock shall be the average of the closing sales prices per share of SportsLine Common Stock on the Nasdaq National Market during the 20 trading days immediately preceding the last business day before the date of the Effective Time.

            (d) If a certificate for SportsLine Common Stock is to be sent to a person other than the person in whose name the Certificates for shares of GolfWeb Stock surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Transfer Agent any transfer or other taxes required by reason of the delivery of such Certificate to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Transfer Agent that such tax has been paid or is not applicable.

            (e) The SportsLine Shares issued and cash paid and upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of GolfWeb Stock.

      3.7 DIVIDENDS. No dividends or other distributions that are declared or made after the Effective Time with respect to SportsLine Common Stock payable to holders of record thereof after the Effective Time shall be paid to a GolfWeb shareholder entitled to receive certificates representing SportsLine Common Stock until such shareholder has properly surrendered such shareholder's Certificates. Upon such surrender, there shall be paid to the shareholder in whose name the certificates representing such SportsLine Common Stock shall be issued any dividends which shall have become payable with respect to such SportsLine Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender, there shall also be paid to the shareholder in whose name the certificates representing such SportsLine Common Stock shall be issued any dividend on such SportsLine Common Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender; provided that such dividend payments shall be made on such payment dates. In no event shall the shareholders entitled to receive such dividends be entitled to receive interest on such dividends.

      3.8 ADJUSTMENTS. If, subsequent to the date of this Agreement but prior to the Effective Time, SportsLine changes the number of shares of SportsLine Common Stock, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or

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other similar change with a record date prior to the Effective Time, the
Exchange Ratios shall be appropriately adjusted to reflect the effect of any such stock split, reverse stock split, stock dividend, recapitalization or other similar change.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SPORTSLINE

      SportsLine hereby represents and warrants to GolfWeb as follows:

      4.1 CORPORATE STATUS. SportsLine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SportsLine (i) has full corporate power and authority to own, lease and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated and as proposed to be conducted and operated and (ii) is duly qualified or licensed to conduct business as a foreign corporation and is in good standing in all jurisdictions that require such qualification or licensing, except where the failure to be so qualified or licensed or to be in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SportsLine.

      4.2 CAPITALIZATION OF SPORTSLINE.

      (a) The authorized capital stock of SportsLine consists of 50,000,000 shares of SportsLine Common Stock and 1,000,000 shares of Preferred Stock, $0.01 par value per share. As of December 31, 1997, (i) 14,176,494 shares of SportsLine Common Stock were issued and outstanding and (ii) no shares of Preferred Stock were issued and outstanding. All of the issued and outstanding capital stock of SportsLine is duly authorized, validly issued, fully paid and nonassessable and was issued in compliance with applicable state and federal securities laws. Upon consummation of the Merger, the shares of SportsLine Shares to be issued in exchange for the GolfWeb Stock in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

      (b) Except as set forth in the Prospectus, and except for outstanding options and warrants to purchase an aggregate of approximately 3,410,000 shares of SportsLine Common Stock outstanding, as of December 31, 1997 there were no outstanding (i) securities convertible into or exchangeable for capital stock of SportsLine; (ii) obligations, options, warrants or other rights of any kind or character to acquire, purchase or subscribe for capital stock of SportsLine or securities convertible into or exchangeable for capital stock of SportsLine; or
(iii) agreements, arrangements or understandings of any kind relating to the authorization, issuance or sale of capital stock of SportsLine or securities convertible into or exchangeable for capital stock of SportsLine.

      4.3 AUTHORIZATION; ENFORCEABILITY. Each of SportsLine and Merger Sub has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of each of SportsLine and

Merger Sub. This Agreement has been duly executed and delivered by each of SportsLine and Merger Sub and constitutes a valid and binding obligation of each of SportsLine and Merger Sub, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      4.4 NO VIOLATION. The execution, delivery and performance of this Agreement by SportsLine and Merger Sub does not and will not (i) conflict with or violate any provision of SportsLine's or Merger Sub's respective Certificate of Incorporation or Bylaws, each as amended to date; (ii) violate or breach any provision of, or result, through the mere passage of time, in a violation of, or result in the termination or acceleration of, or entitle any party to terminate or accelerate (whether after the giving of notice or lapse of time or both), any obligation under, be in conflict with or constitute or result in a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or result in the imposition of any Lien upon or with respect to the stock or any assets, business or properties of SportsLine or Merger Sub pursuant to, any note, bond, mortgage, indenture, deed, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which SportsLine or Merger Sub is a party or by which SportsLine or Merger Sub or any of its assets is bound or subject, or violate or conflict with any other restriction of any kind or character to which SportsLine or Merger Sub, or any of their respective properties or assets, is subject or bound; (iii) violate any order, writ, injunction, decree, judgment or ruling of any court or governmental authority to which SportsLine or Merger Sub is a party or it or its properties or assets is subject or bound; or (iv) violate any statute, law, rule or regulation applicable to SportsLine or Merger Sub.

      4.5 CONSENTS, ETC. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person on the part of SportsLine or Merger Sub is required in connection with the execution and delivery by SportsLine or Merger Sub of this Agreement or the consummation by SportsLine or Merger Sub of the transactions contemplated hereby, except (a) filings required pursuant to the Exchange Act, the Securities Act and applicable Nasdaq National Market rules and regulations, (b) filings, if any, required under state securities and blue sky laws, (c) any filings required to be made by GolfWeb and (d) any filings required to be made pursuant to the terms of this Agreement with respect to the consummation of the Merger.

      4.6 SEC FILINGS. SportsLine has previously made available to representatives of GolfWeb copies of the final Prospectus filed with respect to SportsLine's Registration Statement on Form S-1 (Registration Statement Number 333-25259) in connection with the initial public offering of the SportsLine Common Stock (the "Prospectus"), and will promptly furnish to GolfWeb copies of any reports, proxy statements or other reports filed by SportsLine with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act between the date hereof and the Closing Date (collectively, the "SEC Filings"). As of the effective date thereof, the Prospectus complied (and, with respect to SEC Filings filed after the date of this Agreement, such SEC Filings will comply as of the filing date thereof) in all material respects with the rules and regulations promulgated by the SEC and did not contain (and, with respect to SEC Filings filed after the date of this Agreement, will not contain as of the filing date thereof) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Prospectus or the SEC Filings, and except as expressly contemplated by this Agreement, since the date of the Prospectus there has not been: (i) any change in the business, operations, assets, liabilities, financial condition or operating results of SportsLine which has had or would reasonably be expected to have a Material Adverse Effect on SportsLine, or (ii) any damage, destruction or loss, whether or not covered by insurance to or of the assets of SportsLine which has had or would reasonably be expected to have a Material Adverse Effect on SportsLine.

      4.8 LITIGATION. Except as disclosed in the Prospectus or the SEC
Filings, there are no claims, suits, actions, investigations, indictments or informations, or administrative, arbitration or other proceedings pending or, to the best of SportsLine's knowledge, threatened against SportsLine or Merger Sub
(i) challenging the Merger, or seeking to restrain or prohibit the consummation of the Merger, or (ii) which, if determined adversely to SportsLine, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on SportsLine. There are no judgments, orders, decrees, injunctions, stipulations or awards of any Governmental Authority or arbitrator outstanding against SportsLine which have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SportsLine.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF GOLFWEB

      GolfWeb hereby represents and warranties to the SportsLine Companies as follows:

      5.1 ORGANIZATION, AUTHORITY, QUALIFICATION. GolfWeb is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. GolfWeb (i) has full corporate power and authority to own, lease and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated and as proposed to be conducted and operated and (ii) is duly qualified or licensed to conduct business as a foreign corporation and is in good standing in all jurisdictions that require such qualification or licensing, except where the failure to be so qualified or licensed or to be in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GolfWeb. The minute books of GolfWeb provided to SportsLine contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

      5.2 AUTHORIZATION; ENFORCEABILITY. GolfWeb has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of GolfWeb. This Agreement has been duly executed and delivered by GolfWeb and constitutes a valid and binding obligation of GolfWeb, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      5.3 CAPITALIZATION.

      (a) The authorized capital stock of GolfWeb consists of 17,500,000 shares of GolfWeb Common, 1,654,500 shares of Series A Preferred, 1,654,500 shares of Series A1 Preferred Stock, no par value per share ("Series A1 Preferred"), 1,800,000 shares of Series B Preferred, 1,800,000 shares of Series B1 Preferred Stock, no par value per share ("Series B1 Preferred"), and 2,500,000 shares of Series C Preferred. As of the date of this Agreement, 1,352,617 shares of GolfWeb Common, 1,654,500 shares of Series A Preferred, no shares of Series A1 Preferred, 1,775,000 shares of Series B Preferred, no shares of Series B1 Preferred and 1,701,898 shares of Series C Preferred were issued and outstanding; after giving effect to the transactions contemplated by the Stock Conversion Agreement of even date herewith among certain shareholders of GolfWeb a copy of which has been provided to SportsLine (the "Conversion Agreement"), and assuming (i) no other conversions, issuances, repurchases, exchanges, stock splits, stock dividends or other transactions affecting the GolfWeb Stock, and (ii) no exercise of any Currently Outstanding Options or Currently Outstanding Warrants, immediately prior to the Effective Time, there will be issued and outstanding 4,126,898 shares of GolfWeb Common, 4,500 shares of Series A Preferred, no shares of Series A1 Preferred, 1,378,737 shares of Series B Preferred, no shares of Series B1 Preferred and 1,257,586 shares of Series C Preferred. All of the issued and outstanding capital stock of GolfWeb is duly authorized, validly issued, fully paid and nonassessable and was issued in compliance with applicable state and federal securities laws. Paragraph 5.3(a) of the Disclosure Letter sets forth a true and correct list of the GolfWeb Shareholders as of the date hereof, including the number of shares of each type of GolfWeb Stock owned of record and beneficially by each such GolfWeb Shareholder, both prior to and after giving effect to the transactions contemplated by the Conversion Agreement.

      (b) Except as set forth in Paragraph 5.3 of the Disclosure Letter, there are no outstanding or existing (A) proxies, voting trusts, shareholder agreements or other rights, understandings or arrangements regarding the voting or disposition of the capital stock of GolfWeb; (B) securities convertible into or exchangeable for capital stock of GolfWeb; (C) obligations, options, warrants or other rights of any kind or character to acquire, purchase or subscribe for capital stock of GolfWeb or securities convertible into or exchangeable for capital stock of GolfWeb, other than the Currently Outstanding Options and the Currently Outstanding Warrants; or (D) agreements, arrangements or understandings of any kind relating to the authorization, issuance or sale of capital stock of GolfWeb or securities convertible into or exchangeable for capital stock of GolfWeb.

      5.4 NO VIOLATION. Except as set forth in Paragraph 5.4 of the Disclosure Letter, the execution, delivery and performance of this Agreement by GolfWeb does not and will not (i) conflict with or violate any provision of GolfWeb's Articles of Incorporation or Bylaws, each as amended to date and, with respect to GolfWeb's Articles of Incorporation, as proposed to be amended prior to the Closing by that certain Certificate of Amendment of Amended and Restated Articles of Incorporation dated January 15, 1998 (the "Articles Amendment"), a copy of which has been furnished to SportsLine; (ii) violate or breach any provision of, or result, through the mere passage of time, in a violation of, or result in the termination or acceleration of, or entitle any party to terminate or accelerate (whether after the giving of notice or lapse of time or both), any obligation under, be in conflict with or constitute or result in a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or result in the imposition of any Lien upon or with respect to the stock or any assets, business or properties of GolfWeb pursuant to, any note, bond, mortgage, indenture, deed, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which GolfWeb is a party or by which GolfWeb or any of its assets is bound or subject or bound, or violate or conflict with any other restriction of any kind or character to which GolfWeb, or any of its properties or assets, is subject or bound; (iii) violate any order, writ, injunction, decree, judgment or ruling of any court or governmental authority to which GolfWeb is a party or it or its properties or assets is subject or bound; or (iv) violate any statute, law, rule or regulation applicable to GolfWeb.

      5.5 CONSENTS, ETC. Except as set forth in Paragraph 5.5 of the Disclosure Letter, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person on the part of GolfWeb is required in connection with the execution and delivery by GolfWeb of this Agreement or the consummation by GolfWeb of the transactions contemplated hereby, except (a) filings required pursuant to the Exchange Act, the Securities Act and applicable Nasdaq National Market rules and regulations, (b) filings, if any, required under state securities and blue sky laws, (c) any filings required to be made by GolfWeb (including, without limitation, the Articles Amendment) and (d) any filings required to be made pursuant to the terms of this Agreement with respect to the consummation of the Merger.

      5.6 LITIGATION. Except as set forth in Paragraph 5.6 of the Disclosure Letter, there are no claims, suits, actions, investigations, indictments or informations, or administrative, arbitration or other proceedings pending or, to the best of GolfWeb's knowledge, threatened against GolfWeb. There are no judgments, orders, decrees, injunctions, stipulations or awards of any Governmental Authority or arbitrator outstanding against GolfWeb.

      5.7 SUBSIDIARIES. Except as set forth in Paragraph 5.7 of the Disclosure Letter, GolfWeb (i) does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity and
(ii) is not a participant in any joint venture, partnership, or similar arrangement.

      5.8   STATUS OF PROPRIETARY ASSETS.

            (a) STATUS. Paragraph 5.8(a) of the Disclosure Letter contains a true and correct list of all patents, patent applications, rights to file for patent applications (including but not limited to continuations, continuations-in-part, divisionals and reissues), trademarks, logos, service marks, trade names and service names (in each case whether or not registered) and applications for and the right to file applications for registration thereof, copyrights (whether or not registered) and applications for and the right to file applications for registration thereof, moral rights, mask works and mask work registrations and applications for the right to file applications for registration thereof, trade secrets, trade dress, publicity and privacy rights, and any other intellectual property rights arising under the laws of the United States of America, any State thereof, or any country or province ("Proprietary Assets") currently used by GolfWeb in its business or necessary to enable GolfWeb to carry on its business as now conducted and as proposed to be conducted. GolfWeb has full title to and ownership of, or is duly licensed under or otherwise authorized to use, all such Proprietary Assets, without any conflict with or infringement of any rights of any other Person.

            (b) LICENSES; OTHER AGREEMENTS. Except as set forth in Paragraph 5.8(b) of the Disclosure Letter, GolfWeb has not granted, and there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of GolfWeb, nor is GolfWeb bound by or a party to any option, license or agreement of any kind with respect to the Proprietary Assets of any third party. Except as set forth in Paragraph 5.8(b) of the Disclosure Letter, GolfWeb is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights. Except as set forth in Paragraph 5.8(b) of the Disclosure Letter, GolfWeb has not received any communications alleging that GolfWeb has infringed or, by conducting its business as proposed, would infringe any of the Proprietary Assets of any other person or entity. To the best of GolfWeb's knowledge, none of GolfWeb's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of GolfWeb or that would conflict with GolfWeb's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of GolfWeb's business by the employees of GolfWeb, nor the conduct of GolfWeb's business as proposed, will, to the best of GolfWeb's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. GolfWeb is not and will not be required to utilize any inventions, trade secrets or proprietary information of any of its employees (or people it currently intends to hire) made or developed prior to their employment by GolfWeb to carry on its business as now conducted and as proposed to be conducted, other than inventions, trade secrets or proprietary information which have been assigned to GolfWeb.

            (c) SOFTWARE. GolfWeb owns, or possesses valid license rights to, all computer software programs that are used in the conduct of its business. There are no infringement suits, actions or proceedings pending or, to the best of GolfWeb's knowledge, threatened against GolfWeb with respect to any software owned or licensed by GolfWeb.

      5.9 MARKETING RIGHTS. Except as set forth in Paragraph 5.9 of the Disclosure Letter, GolfWeb has not granted rights to license, market or sell its products or services to any other person and is not bound by any agreement that affects GolfWeb's exclusive right to distribute, market or sell its products or services.

      5.10 COMPLIANCE WITH LAW, CHARTER DOCUMENTS AND AGREEMENTS. GolfWeb is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, and (i) has all governmental licenses, certifications, permits, approvals and other authorizations necessary to own its properties and assets and carry on its business as it is presently being conducted and proposed to be conducted, (ii) is in compliance with all applicable statutes, laws, regulations and executive orders of any Governmental Authority having jurisdiction over GolfWeb's business or properties, and all governmental licenses, certifications, permits, franchises, approvals and other authorizations, and (iii) is in compliance with all of the terms and provisions of any Contract listed in Paragraph 5.16 of the Disclosure Letter.

      5.11 REGISTRATION RIGHTS; TERMINATION OF CERTAIN AGREEMENTS.

      (a) Except as set forth in Paragraph 5.11 of the Disclosure Letter, GolfWeb has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of GolfWeb, or any securities into which the securities of GolfWeb are converted or for which such securities are exchanged (including any SportsLine Common Stock into which such GolfWeb Stock is converted pursuant to the Merger), registered with the SEC or any other Governmental Authority.

      (b) On or prior to the date hereof, GolfWeb has entered into one or more written agreements with certain of the parties to (i) the Second Amended and Restated Investors Rights Agreement dated as of May 9, 1997, as amended, among GolfWeb and certain holders of GolfWeb Stock (the "Investors Rights Agreement"),
(ii) the Second Amended and Restated Co-Sale Agreement dated May 9, 1997 (the "Co-Sale Agreement"), and (iii) the Second Amended and Restated Voting Agreement dated as of May 9, 1997, as amended (the "Voting Agreement"); the effect of such written agreement(s) is to terminate each of the Investors Rights Agreement, the Co-Sale Agreement and the Voting Agreement at the Effective Time.

      (c) On or prior to the date hereof, GolfWeb has entered into a written agreement with KR Investment Company ("KR"), the effect of which agreement is to terminate the letter agreement dated May 7, 1997 between GolfWeb and the Right of First Refusal Agreement dated as of May 9, 1997, as amended, between GolfWeb and KR (collectively, the "KR Agreements") at the Effective Time.

      5.12 FINANCIAL STATEMENTS. Paragraph 5.12 of the Disclosure Letter contains a true and correct copy of (i) GolfWeb's audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) as of December 1996 and 1995 and for the years then ended, and (ii) GolfWeb's unaudited financial statements (balance sheet and profit and loss statement) as of and for the twelve-month period ended December 31, 1997 (collectively, the "Financial Statements"). All of the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of GolfWeb as of the dates and for the periods indicated therein, subject in the case of the unaudited Financial Statements to the absence of footnotes. Except as set forth in GolfWeb's December 31, 1997 unaudited balance sheet (the "12/31 Balance Sheet"), GolfWeb has no debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, other than (A) debts or liabilities incurred in the ordinary course of business subsequent to December 31, 1997 and
(B) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the 12/31 Balance Sheet. Except as disclosed in the Financial Statements, GolfWeb is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. GolfWeb maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

      5.13 TITLE TO PROPERTY AND ASSETS. The 12/31 Balance Sheet reflects all of the properties and assets used by GolfWeb in its business, except for (i) properties or assets acquired or disposed of in the ordinary course of business since December 31, 1997, and (ii) properties or assets not required under GAAP to be reflected thereon. Except as set forth in Paragraph 5.13 of the Disclosure Letter, the properties and assets GolfWeb owns are owned by GolfWeb free and clear of all Liens, except statutory Liens for the payment of current taxes that are not yet delinquent. With respect to the properties and assets it leases, GolfWeb holds valid leasehold interests free and clear of all Liens.

      5.14  ERISA PLANS. GolfWeb does not have any Employee Pension
Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

      5.15  LABOR RELATIONS.

            (a) Except as set forth in Paragraph 5.15(a) of the Disclosure Letter, GolfWeb is not a party to or bound by any and, to the best of GolfWeb's knowledge there are no, agreements or arrangements on behalf of any officer, director or employee providing for severance payments or similar benefits following termination of their employment with GolfWeb or for any payment or other benefits to such person contingent upon the execution of this Agreement or the Closing. There are no collective bargaining agreements to which GolfWeb is a party.

            (b) GolfWeb has not experienced any organized slow down, work interruption, strike or work stoppage. There are no existing or, to the best of GolfWeb's knowledge, threatened labor disputes. GolfWeb has not failed to pay when due any wages, bonuses, commissions, taxes, penalties or assessments, owed to, or arising out of the employment of, any officer, director or employee.

            (c) GolfWeb is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, and is not engaged in any unfair labor or unfair employment practices.

            (d) There is no unfair labor practice charge or complaint or any other matter against (or to the best of GolfWeb's knowledge, involving) GolfWeb pending or, to the best of GolfWeb's knowledge, threatened before any Governmental Authority.

            (e) There are no investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the best of GolfWeb's knowledge, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving GolfWeb.

            (f) There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending or, to the best of GolfWeb's knowledge, threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving GolfWeb.

            (g) Paragraph 5.15(g) of the Disclosure Letter sets forth a true and correct list of all full-time employees employed by GolfWeb as of January 1, 1998, together with their respective job titles, dates of hire and compensation. GolfWeb does not pay or provide any benefits (other than wages) to part-time employees in the ordinary course of business.

            (h) No agreement, arbitration or court decision or governmental order to which GolfWeb is a party or to which it or any of its properties or assets is bound or subject in any way limits or restricts GolfWeb from relocating or closing any of its operations.

            (i) The employment of each officer and employee of GolfWeb is terminable at the will of GolfWeb. GolfWeb is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with GolfWeb, and GolfWeb does not have a present intention to terminate the employment of any of the foregoing.

       5.16 CONTRACTS AND TRANSACTIONS. Except as set forth in Paragraph 5.16 of the Disclosure Letter:

            (a) there are no Contracts, transactions or proposed transactions to which GolfWeb is a party or by which it or its properties or assets is bound; and

            (b) there are no Contracts, transactions or proposed transactions to which GolfWeb is a party or by which it or its properties or assets is bound involving any of GolfWeb's directors, officers, shareholders or other Affiliates or Associates of GolfWeb or any entity in which any such director, officer, shareholder or other Affiliate or Associate, or their respective Affiliates or Associates, has a direct or indirect interest.

            (c) GolfWeb is not a party to and is not bound by or subject to any Contract, or subject to any restriction under its Articles of Incorporation or Bylaws, that limits or restricts GolfWeb from engaging in any business in any jurisdiction or adversely affects its ability to carry on its business as now conducted or as proposed to be conducted, its properties or its financial condition.

            (d) Other than negotiations to acquire another golf web site, which negotiations have been disclosed to SporstLine prior to the date hereof, have been terminated and did not result in any binding commitments or Contract on the part of GolfWeb, GolfWeb has not engaged in the last three (3) months in any discussion with any Person regarding the consolidation or merger of GolfWeb with or into any Person, the sale, conveyance or disposition of all or substantially all of the assets of GolfWeb or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of GolfWeb would be disposed of, or any other form of acquisition, liquidation, dissolution or winding up of GolfWeb.

      True and complete copies of all Contracts set forth in Paragraph 5.16 of the Disclosure Letter, including all amendments thereto, and a true and accurate description of all transactions and proposed transactions set forth in Paragraph
5.16 of the Disclosure Letter, have been provided to SportsLine prior to the date hereof. The Contracts set forth in Paragraph 5.16 of the Disclosure Letter are valid and enforceable in accordance with their respective terms with respect to GolfWeb and valid and, to the best of GolfWeb's knowledge, enforceable in accordance with their respective terms with respect to any other party to any such Contract, in each subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. There is not under any of the Contracts set forth in Paragraph 5.16 of the Disclosure Letter any existing breach, default or event of default by GolfWeb or event that with notice or lapse of time or both would constitute a breach, default or event of default by GolfWeb, nor has GolfWeb received notice of, or made a claim with respect to, any breach or default by any other party to any such Contract.

      5.17  RELATED PARTY TRANSACTIONS. Except as set forth in Paragraph
5.17 of the Disclosure Letter, no director, officer or other Affiliate or Associate of GolfWeb or any entity in which any such director, officer or other Affiliate or Associate, or their respective Affiliates or Associates, has any direct or indirect interest in, or owns any beneficial interest in any Person (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) that has any direct or indirect interest in: (i) any Contract, or any other arrangement or understanding with, or relating to, the business or operations of GolfWeb, or any Person with which GolfWeb has a business relationship; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of GolfWeb; (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of GolfWeb, or (iv) any Person that competes with GolfWeb.

      5.18 ENVIRONMENTAL AND SAFETY LAWS. GolfWeb is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of GolfWeb's knowledge, no expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      5.19  TAX RETURNS AND PAYMENTS. Paragraph 5.19 of the Disclosure
Letter sets forth a true and complete list of all Taxes to which GolfWeb is currently subject. GolfWeb has timely filed all Tax returns and reports required by applicable federal, state, local and foreign law. All Tax returns and reports of GolfWeb are true and correct in all material respects. GolfWeb has paid all Taxes and other assessments due (including all sales, franchise, income, property and use Taxes), except those, if any, currently being contested by it in good faith and which are listed in Paragraph 5.19 of the Disclosure Letter. The provision for taxes of GolfWeb as shown in the Financial Statements is adequate for taxes due or accrued as of the respective dates thereof. GolfWeb has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) other than in the ordinary course of business consistent with past practices. GolfWeb has never had any Tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or governmental charge. None of GolfWeb's federal income Tax returns and none of its state income or franchise Tax or sales or use Tax returns has ever been audited by any Governmental Authority. Since the date of the Financial Statements, GolfWeb has made adequate provisions on its books of account for all Taxes, assessments and governmental charges with respect to its business, properties and operations for such period. GolfWeb has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including,

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but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Governmental Authority or authorized depositories. No material special charges, penalties, fines, liens or other similar encumbrances have been asserted against GolfWeb with respect to the payment or failure to pay any Taxes which have not been paid or received without further liability to GolfWeb.

      5.20 NOTES AND ACCOUNTS RECEIVABLE.

      (a) Paragraph 5.20(a) of the Disclosure Letter sets forth a true and complete list as of December 31, 1997 of all notes receivable of GolfWeb owing by any director, officer, stockholder or employee of GolfWeb or any Affiliate or Associate of any such person (including those notes receivable reflected on the 12/31 Balance Sheet and those incurred since the date of the 12/31 Balance Sheet). All such notes receivable have been paid in full prior to the date hereof or shall have been paid in full prior to the Closing Date.

      (b) All accounts receivable of GolfWeb which are reflected on the 12/31 Balance Sheet (i) are valid, existing and collectible in a manner consistent with GolfWeb's past practice without (to the best of GolfWeb's knowledge) resort to legal proceedings or collection agencies, (ii) represent monies due for goods sold and delivered or services rendered in the ordinary course of business and
(iii) are not subject to any refunds or adjustments or any defenses, rights of set-off, assignment, restrictions or any Liens. Except as set forth in Paragraph 5.20(b) of the Disclosure Letter, all such accounts receivable are current, and there are no disputes regarding the collectibility of any such accounts receivable.

      5.21 NOTES AND LOANS PAYABLE. Paragraph 5.21 of the Disclosure
Letter sets forth a true and complete list of all notes and loans payable owing by GolfWeb as of the date hereof (excluding trade payable incurred in the ordinary course of business on customary terms), including, for each such note or loan payable, the Person to whom such note or loan is payable, the amount thereof, the interest rate and other payment terms, the maturity date and a description of any collateral therefor.

      5.22 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Paragraph 5.22 of the Disclosure Letter, since January 1, 1997, there has not been:

           (a) any change in the business, operations, assets, liabilities, financial condition or operating results of GolfWeb which has had or would reasonably be expected to have a Material Adverse Effect on GolfWeb;

           (b) any damage, destruction or loss, whether or not covered by insurance to or of the assets of GolfWeb which has had or would reasonably be expected to have a Material Adverse Effect on GolfWeb;

           (c) any forgiveness of or waiver by GolfWeb of any rights or of any debt, liability or obligation owed to it;

           (d) any satisfaction or discharge of any Lien or payment of any debt, liability or obligation by GolfWeb, except in the ordinary course of business;

           (e) any sale, license, assignment or transfer by GolfWeb of any Proprietary Assets, or any sale, lease, license, exchange or other disposition by GolfWeb of any other assets or rights, other than the sales of advertising inventory or merchandise in the ordinary course of business;

           (f) any mortgage, pledge, transfer of a Lien on or other encumbrance of GolfWeb's properties or assets, except Liens for current taxes not yet due or payable;

           (g) any direct or indirect loans or guarantees made by GolfWeb to or for the benefit of its shareholders, employees, officers, directors or consultants, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

           (h) any declaration, setting aside or payment of any dividend or other distribution in respect of any of GolfWeb's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by GolfWeb;

           (i) any purchase or agreement to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity;

           (j) any change in, or agreement to change, any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement;

           (k) any change in the contingent obligations of GolfWeb by way of guaranty, endorsement, indemnity, warranty or otherwise;

           (l) any Contract, agreement or commitment by GolfWeb to do any of the things described in this Section 5.22; or

           (m) any other event or condition of any character that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on GolfWeb.

      5.23 INSURANCE. Paragraph 5.23 of the Disclosure Letter sets forth a true and complete list of all insurance policies in force naming GolfWeb or employees thereof as an insured or beneficiary or as a loss payable payee or for which GolfWeb has paid or is obligated to pay all or part of the premiums. GolfWeb has not received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and GolfWeb is in compliance with all conditions contained therein. There are no pending claims against such insurance by GolfWeb as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance that has not been properly filed by GolfWeb. Except for the self-insurance retentions or deductibles set forth in the policies listed on Paragraph 5.23 of the Disclosure Letter, the policies maintained by GolfWeb are adequate in scope and amount to cover all prudent and reasonably foreseeable risks which may arise in the conduct of GolfWeb's business as currently conducted and as proposed to be conducted.

      5.24 NO COMMISSIONS. Neither GolfWeb, nor any of its officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for GolfWeb, in connection with this Agreement, the Merger or any of the transactions contemplated hereby.

      5.25 CERTAIN ACCOUNTING MATTERS. GolfWeb has consulted with Coopers
& Lybrand LLP, its independent accountants, and, as of the date hereof and based on such consultation, examinations of the financial statements of GolfWeb and other inquiries, GolfWeb is not aware of any conditions relating to GolfWeb that would preclude the use of "pooling of interests" accounting in connection with the Merger. Neither GolfWeb nor, to the best of GolfWeb's knowledge, any shareholder of GolfWeb or any of their respective Affiliates or Associates, has taken or agreed to take any action that would prevent SportsLine from using "pooling of interests" accounting in connection with the Merger.

      5.26 SHAREHOLDER APPROVAL.

      (a) This Agreement has been approved by the written consent of the holders of a majority of the outstanding shares of GolfWeb Common, a majority of the outstanding shares of Series A Preferred, a majority of the outstanding shares of Series B Preferred and a majority of the outstanding shares of Series C Preferred. True and correct copies of the written consents of such holders have been furnished to SportsLine on or prior to the date hereof. No other approval of the GolfWeb Shareholders is necessary under applicable law (including the California Code) for the execution and delivery by GolfWeb of this Agreement or the consummation by GolfWeb of the transactions contemplated hereby.

      (b) Within five (5) days after the date hereof, GolfWeb shall solicit shareholder approval by written consent in accordance with applicable law from those GolfWeb Shareholders whose written consents have not been received prior to the date hereof, for the purpose of obtaining their approval of this Agreement and the transactions contemplated hereby and by the Agreement of Merger, and shall use its best efforts to obtain such consents. GolfWeb will send to such shareholders, for the purpose of considering and consenting the Merger, an Offering Memorandum/Information Statement, which will include, among other things, a recommendation by GolfWeb's Board of Directors and management that such shareholders consent to the Merger and the notification regarding dissenters' rights required by the California Code.

      5.27 DISCLOSURE. Neither this Agreement nor any documents, information, statements or certificates made or delivered by GolfWeb to SportsLine in connection herewith, contained (or will contain) any untrue statement of a material fact or omits to state (or will omit to state) a material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE VI
                CONDUCT OF BUSINESS BY GOLFWEB PENDING THE MERGER

      6.1 CONDUCT OF BUSINESS BY GOLFWEB PENDING THE MERGER. GolfWeb hereby covenants and agrees that, between the date of this Agreement and the Effective Time, GolfWeb shall operate its business only in the ordinary course consistent with past practice and will not engage in any new line of business or enter into any new Contract, transaction or activity or make any commitment except in the ordinary course of business consistent with past practice. GolfWeb shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has business relations. By way of amplification and not limitation, except as contemplated by this Agreement, GolfWeb shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following absent prior consultation with SportsLine and receipt of SportsLine's written consent:

            (a) (i) amend or otherwise change its Articles of Incorporation or By-Laws; (ii) except for the issuance of shares of Golf Web Common, Series B Preferred or Series C Preferred upon exercise of any Currently Outstanding Options or Currently Outstanding Warrants vested on the date hereof or upon conversion of any preferred stock of GolfWeb issued and outstanding on the date hereof, issue, sell, pledge, dispose of, or encumber, or, authorize the issuance, sale, pledge, disposition, or encumbrance of any shares of its capital stock of any class or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it; (iii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; or (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (b) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or purchase any property or assets of any other Person;

            (c) (i) create, incur or assume any indebtedness for borrowed money or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for, the obligations of any Person; (iii) make any loans or advances to any other Person; or (iv) make any capital expenditures, other than those proposed to be made in any financial budgets delivered to SportsLine prior to the date hereof;

            (d) (i) sell, pledge, dispose of, or encumber, or authorize the sale, pledge, disposition or encumbrance of its assets, tangible or intangible, except sales of merchandise and advertising inventory in the ordinary course of business consistent with past practice; (ii) enter into any Contract other than in the ordinary course of business, consistent with past practice; or (iii) amend, terminate or cancel any Contract identified in Paragraph 5.16 of the Disclosure Letter, or fail to perform in any material respect any of its obligations thereunder (provided, that SportsLine acknowledges that on or prior to the Effective Time, Knight Ridder will be released from its current advertising commitment to the Company (in an amount estimated to be approximately $700,000));

            (e) (i) increase the compensation payable or to become payable to its officers or salaried employees; (ii) except as presently bound to do, change the employment conditions of any employee; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers, or salaried personnel; or (iv) establish, adopt, enter into or amend any bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers, personnel or employees, or take any action to accelerate any rights or benefits thereunder;

            (f) (i) change any accounting policies or procedures or make any change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in GAAP; or (ii) make any tax election, other than in the ordinary course of business consistent with past practice;

            (g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in the Financial Statements, as appropriate, or liabilities incurred after the date of the 12/31 Balance Sheet in the ordinary course of business and consistent with past practice;

            (h) increase or decrease prices charged to its customers, other than in the ordinary course of business consistent with past practice, or fail to use all commercially reasonable efforts to enforce any Contract or other agreement with any customer or collect its accounts receivable in the ordinary course of business consistent with past practice;

            (i) enter into any Contract or transaction with any directors, officers, shareholders or other Affiliates or Associates of GolfWeb or any entity in which any such director, officer, shareholder or other Affiliate or Associate, or their respective Affiliates or Associates, has a direct or indirect interest, whether or not in the ordinary course of business; or

            (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article V hereof untrue or incorrect in any respect.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

      7.1 BEST EFFORTS; COOPERATION; FURTHER ASSURANCES. Each of the parties hereto shall: use its best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation,
(i) cooperating with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation, including the rules of the Nasdaq National Market or any other exchange on which the SportsLine Common Stock is listed, in connection with the transactions contemplated by this Agreement; (ii) using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with GolfWeb as are necessary for the consummation of the transactions contemplated hereby, (iii) making on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby, (iv) defending all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) executing and delivering such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

      7.2 ACCESS TO INFORMATION. From the date hereof to the Effective Time, GolfWeb shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford SportsLine and SportsLine's officers, employees, auditors, counsel and agents full and complete access during business hours to all assets, properties, books, records, accounts, contracts and documents of or relating to GolfWeb and such other information as SportsLine may reasonably request concerning the businesses, finances and properties of GolfWeb and its operations. No information provided to or obtained by SportsLine either before or after the date of this Agreement shall limit or otherwise affect any representation or warranty in this Agreement. All confidential information provided pursuant to this Section 7.2 will be subject to the confidentiality agreement previously executed by SportsLine and GolfWeb.

      7.3 NOTIFICATION OF CERTAIN MATTERS. GolfWeb shall give prompt written notice to SportsLine of (i) any material change in the normal course of its business; (ii) the receipt by it of notice of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the receipt by it of a notice of the institution or the threat of litigation or other legal proceedings involving it; and (iii) the occurrence or non-occurrence of any other event which causes, or would be reasonably likely to cause, any representation or warranty of GolfWeb contained herein to be untrue or inaccurate in any respect, or any covenant, condition or agreement of GolfWeb contained herein not to be complied with or satisfied in any respect.

      7.4 TAX AND ACCOUNTING TREATMENT. SportsLine and GolfWeb will use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and, unless GolfWeb and SportsLine agree in writing, will not knowingly take or fail to take any action which would cause the Merger to lose such status. Neither GolfWeb nor SportsLine shall take any action after the date hereof that would prevent or would reasonably be expected to prevent SportsLine from using "pooling of interests" accounting in connection with the Merger, and each of GolfWeb and SportsLine shall use its best efforts to prevent any of its shareholders from taking any such action.

      7.5 PUBLICITY. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by SportsLine nor GolfWeb without the prior approval of the other, except that SportsLine may make such public disclosure which it believes in good faith to be required by law or rule or regulation or the rules of the Nasdaq National Market (in which case SportsLine will consult with an officer of GolfWeb prior to making such disclosure).

      7.6 EXCLUSIVE DEALINGS; FAILURE BY GOLFWEB TO CONSUMMATE MERGER WITHOUT CAUSE.

            (a) From the date hereof until the Effective Time, or earlier termination of this Agreement as provided in Article XIV hereof, GolfWeb and its Affiliates and Associates shall not, nor shall GolfWeb authorize or permit any of its officers, directors, employees, agents or representatives to, directly or indirectly: (i) solicit, initiate, encourage the initiation or submission by others of any Acquisition Proposal (as hereinafter defined); (ii) enter into or participate in discussions or negotiations with, respond to solicitations relating to, furnish to any Person any information with respect to, or take any other action to encourage or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; or (iii) enter into any Contract, agreement or commitment (whether or not binding) with respect to any Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" means any proposal with respect to a sale or other disposition of all or any part of the assets, business or properties of GolfWeb (whether by merger, consolidation, sale of stock or assets or otherwise), or a purchase or other acquisition by GolfWeb of all or any part of the assets, business or properties of any other Person (whether by merger, consolidation, sale of stock or assets or otherwise). GolfWeb will immediately notify SportsLine if any third party initiates any solicitation, discussion or negotiation with respect to any Acquisition Proposal.

            (b) If (i) GolfWeb, any Affiliate or Associate thereof, or any of GolfWeb's officers, directors, employees, agents or representatives breaches or violates any of the covenants set forth in Section 7.6(a) hereof, or (ii) GolfWeb fails to consummate the Merger other than by reason of (A) SportsLine's failure to satisfy any of the conditions precedent to GolfWeb's obligations set forth in Article IX hereof on or prior to February 28, 1998, (B) the termination of this Agreement by SportsLine and GolfWeb in accordance with Section 14.1(a) or the termination of this Agreement by SportsLine or GolfWeb in accordance with
Section 14.1(d), (C) the termination of this Agreement by SportsLine or GolfWeb in accordance with Section 14.1(b), provided, that at the time of such termination GolfWeb has satisfied all of the conditions precedent to SportsLine's obligations set forth in Article VIII hereof, or (D) the termination of this Agreement by GolfWeb in accordance with Section 14.1(c) then, in any such case, GolfWeb shall immediately pay SportsLine an amount equal to SportsLine's documented costs and expenses incurred prior to or after the date hereof in connection with the execution, delivery and performance of this Agreement and any investigation, negotiation and structuring of the transactions contemplated hereby (including, without limitation, legal, accounting, consulting and financial advisory fees) (collectively, the "SportsLine Expenses").

            (c) If SportsLine fails to consummate the Merger other than by reason of (i) GolfWeb's failure to satisfy any of the conditions precedent to SportsLine's obligations set forth in Article VIII hereof on or prior to February 28, 1998, (ii) the termination of this Agreement by SportsLine and GolfWeb in accordance with Section 14.1(a) or the termination of this Agreement by SportsLine or GolfWeb in accordance with Section 14.1(d), (iii) the termination of this Agreement by SportsLine or GolfWeb in accordance with
Section 14.1(b), provided, that at the time of such termination SportsLine has satisfied all of the conditions precedent to GolfWeb's obligations set forth in
Article IX hereof, or (iv) the termination of this Agreement by SportsLine in accordance with Section 14.1(c), then, in any such case, SportsLine shall immediately pay GolfWeb an amount equal to GolfWeb's documented costs and expenses incurred prior to or after the date hereof in connection with the execution, delivery and performance of this Agreement and any investigation, negotiation and structuring of the transactions contemplated hereby (including, without limitation, legal, accounting, consulting and financial advisory fees) (collectively, the "GolfWeb Expenses").

      7.7 TRADING IN SPORTSLINE COMMON STOCK. Except as otherwise expressly consented to by SportsLine, from the date of this Agreement until the Effective Time, neither GolfWeb nor any Affiliate or Associate thereof will directly or indirectly purchase or sell (including short sales) any shares of SportsLine Common Stock (or any put, call, option or derivative security or the like relating thereto) in any transactions effected on the Nasdaq National Market or otherwise.

      7.8 AFFILIATES OF GOLFWEB. At least five (5) business days prior to the Effective Time GolfWeb shall deliver to SportsLine a letter in form and substance reasonably satisfactory to SportsLine, identifying all persons who might, at the time the Merger becomes effective, be deemed to be "affiliates" of GolfWeb for purposes of Rule 145 under the Securities Act. GolfWeb will provide SportsLine with all information and documents needed to evaluate this list for compliance with securities laws. GolfWeb shall cause each person who is identified as a possible "affiliate" in such letter, together with such other persons as SportsLine reasonably determines might be deemed to be "affiliates" of GolfWeb, to deliver to SportsLine on or prior to the Effective Time a written statement in the form of Exhibit 7.8 (the "Affiliates Letter"). SportsLine shall be entitled to place legends on any certificates representing shares of SportsLine Common Stock issued to such possible affiliates to restrict transfer of such shares in accordance with the terms of the Affiliates Letter.

      7.9 ADDITIONAL FINANCIAL STATEMENTS. GolfWeb shall cause Coopers & Lybrand LLP to assist SportsLine's independent certified public accountants in connection with the preparation of any and all additional financial statements that SportsLine deems to be necessary to satisfy its obligations under the federal securities laws (the "Additional Financial Statements") including, without limitation, pro-forma financial statements giving effect to the Merger, all of which financial statements shall be in conformity with GAAP and Regulation S-X as promulgated under the Securities Act.

                                  ARTICLE VIII
            CONDITIONS TO THE OBLIGATIONS OF THE SPORTSLINE COMPANIES

      The obligations of the SportsLine Companies to effect the Merger and the other transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by SportsLine:

      8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of GolfWeb contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date. GolfWeb shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. GolfWeb shall have delivered to the SportsLine Companies a certificate, dated as of the Effective Date, duly signed by its President, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

      8.2 CORPORATE MATTERS. GolfWeb shall have delivered to the SportsLine
Companies: (a) copies of the Articles of Incorporation and By-laws of GolfWeb as in effect immediately prior to the Effective Time; (b) copies of resolutions adopted by the Board of Directors and shareholders of GolfWeb authorizing this Agreement and the consummation of the transactions contemplated hereby; and (c) a certificate of good standing of GolfWeb issued by the Secretary of State of the State of California and each other state in which GolfWeb is qualified to do business as of a date not more than five (5) days prior to the Effective Date, certified in the case of subsections (a) and (b) of this Section 8.2 as of the Effective Date by the President of GolfWeb as being true, correct and complete.

      8.3 NO ADVERSE PROCEEDINGS. No court or Governmental Authority or other regulatory body shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or preventing or prohibiting the Merger or the transactions contemplated by this Agreement. No suit, investigation, action or other proceeding shall be overtly threatened or pending against SportsLine or GolfWeb before any court or Governmental Authority which seeks to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby or obtain damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

      8.4 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time: (a) there shall have been no Material Adverse Change to GolfWeb or its business, financial position or results of operations excluding events which affected companies in the Internet industry generally in a like manner or which affected the economy generally, or which were cause by the public announcement of the Merger; (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of GolfWeb; and (c) none of the properties or assets of GolfWeb shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damage may, in the reasonable opinion of SportsLine, have a Material Adverse Effect on GolfWeb.

      8.5 CONSENTS AND APPROVALS. GolfWeb shall have delivered to SportsLine copies of (a) all consents, approvals, orders and authorizations of, and all registrations, qualifications, designations, declarations or filings with, any Governmental Authority required in connection with the execution and delivery by GolfWeb of this Agreement or the consummation by GolfWeb of

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

the transactions contemplated hereby and (b) all consents to the transactions contemplated hereby and waivers of rights to terminate or modify any Contracts, rights or obligations of GolfWeb from any Person from whom such consent or waiver is required under any Contract or instrument, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

      8.6 OPINION OF COUNSEL. SportsLine shall have received an opinion dated as of the Effective Date from Fenwick & West LLP counsel for GolfWeb, in form and substance reasonably acceptable to SportsLine, to the effect of the matters set forth in Exhibit 8.6.

      8.7 POOLING LETTERS. SportsLine shall have received from Coopers &
Lybrand LLP a letter dated the Effective Date, in form and substance acceptable to SportsLine, confirming that, based on inquiries and representations of GolfWeb officials responsible for financial and accounting matters, no conditions exist that would preclude GolfWeb from being a party to a merger accounted for as a pooling of interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 ("APB No. 16") and the regulations of the SEC. SportsLine shall have received from Arthur Andersen LLP a letter dated the Effective Date, in form and substance acceptable to SportsLine, confirming that based on inquiries and representations of SportsLine officials responsible for financial and accounting matters, no conditions exist that would preclude SportsLine from being a party to a merger accounted for as a pooling of interests business combination in accordance with GAAP as described in APB No. 16 and the regulations of the SEC. SportsLine shall also have received from Arthur Andersen LLP a letter dated the Effective Date, in form and substance acceptable to SportsLine, confirming that based on inquiries and representations of SportsLine officials responsible for financial and accounting matters and the assumption that GolfWeb is a "poolable" entity, that the Merger should be treated as a pooling of interests in conformity with generally accepted accounting principles, as described in APB No. 16.

      8.8 AFFILIATES LETTERS. SportsLine shall have received an Affiliates Letter, in the form attached hereto as Exhibit 7.8 hereto, from each possible "affiliate" of GolfWeb identified pursuant to Section 7.8.

      8.9 RESIGNATIONS. SportsLine shall have received from each of the directors of GolfWeb a written resignation letter, in form and substance satisfactory to SportsLine, such resignations to be effective at the Effective Time.

      8.10 RELEASES. Each shareholder of GolfWeb shall have delivered to SportsLine a release in such form and substance satisfactory to SportsLine, releasing SportsLine from and against all claims of any nature which such shareholder has or may have against SportsLine or GolfWeb whether arising out of any Contract to which GolfWeb is a party or by which it or its properties or assets is bound, or any other event or circumstance arising prior to the Effective Time; provided, such Releases shall not cover any rights of the shareholders of GolfWeb against SportsLine arising under this Agreement.

      8.11 ADDITIONAL FINANCIAL STATEMENTS. The Additional Financial
Statements referred to in Section 7.9 shall have been substantially completed in form and substance satisfactory to SportsLine.

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

      8.12 NO CHANGE IN CONVERSION AGREEMENT. There shall have been no amendment or modification to, waiver of, or other change in the Conversion Agreement or any of the terms and conditions thereof, except as consented to in writing by SportsLine, and GolfWeb shall have delivered to the SportsLine Companies a certificate to that effect, dated as of the Closing Date, duly signed by the President of GolfWeb.

      8.13 DISSENTING SHARES. The Dissenting Shares, together with the shares held by holders of GolfWeb Stock who, as of the Closing Date, have not yet consented to the Merger, shall not constitute more than (a) 1% of the total number of shares of GolfWeb Common outstanding immediately prior to the Effective Time (b) and 0.1% of the total number of shares of Series A Preferred outstanding immediately prior to the Effective Time; and the holders of all of the Series B Preferred and Series C Preferred outstanding immediately prior to the Effective Time shall have consented to the Merger.

      8.14 TERMINATION OF CERTAIN AGREEMENTS. Certain parties to the following agreements, holding a number of shares of GolfWeb Stock sufficient to take such action, shall have agreed in writing to the termination of such agreements at the Effective Time: (i) the Investors Rights Agreement, (ii) the Co-Sale Agreement, (iii) the Voting Agreement and (iv) the KR Agreements; and SportsLine shall have received evidence, in form and substance reasonably acceptable to SportsLine, to the effect that such agreements have been terminated and that the Surviving Corporation shall have no obligations thereunder. In addition, GolfWeb's severance agreements with each of Brent Knudsen, Tim Harrington, Stuart Schneider and Don Dixon shall be terminated without the payment by GolfWeb of any consideration therefor; provided, that SportsLine acknowledges that as a condition to such termination, it will offer each such employee guaranteed employment (except in the case of termination for cause or a voluntary resignation), or a comparable consulting relationship, with the Surviving Corporation on terms no worse than the terms on which he is currently employed (other than with respect to severance) for a period following the Effective Time of (A) in the case of Brent Knudsen, Tim Harrington and Stuart Schneider, six months and (B) in the case of Don Dixon, three months.

      8.15 PAYMENT OF BANK LOAN. GolfWeb shall have paid to Silicon
Valley Bank all amounts due and owing under the Business Loan Agreement dated November 15, 1996, as amended or modified (the "Bank Loan") and shall have obtained releases of all Liens on GolfWeb's properties and assets granted thereunder or in connection therewith; and SportsLine shall have received evidence, in form and substance reasonably acceptable to SportsLine, of such payment and releases

                                   ARTICLE IX
                    CONDITIONS TO THE OBLIGATIONS OF GOLFWEB

      The obligations of GolfWeb to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by GolfWeb:

      9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the SportsLine Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date. Each of the SportsLine Companies shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the SportsLine Companies shall have delivered to GolfWeb a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

      9.2 CORPORATE MATTERS. SportsLine shall have delivered to the GolfWeb:
(a) copies of the Certificate of Incorporation and By-laws of each of SportsLine and Merger Sub as in effect immediately prior to the Effective Time; (b) copies of resolutions adopted by the Board of Directors of SportsLine and the Board of Directors and shareholder of Merger Sub authorizing this Agreement and the consummation of the transactions contemplated hereby; and (c) a certificate of good standing of SportsLine issued by the Secretary of State of the State of Delaware as of a date not more than five (5) days prior to the Effective Date, certified in the case of subsections (a) and (b) of this Section 9.2 as of the Effective Date by an executive officer of SportsLine as being true, correct and complete.

      9.3 NO ADVERSE PROCEEDINGS. No court or Governmental Authority or other regulatory body shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, or preventing or prohibiting the Merger or the transactions contemplated by this Agreement.

      9.4 NO MATERIAL ADVERSE CHANGE. Between the date hereof and the
Effective Time: (a) there shall have been no Material Adverse Change to SportsLine or its business, financial position or results of operations excluding events which affected companies in the Internet industry generally in a like manner or which affected the economy generally, or which were cause by the public announcement of the Merger; and (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of SportsLine.

      9.5 GOVERNMENTAL CONSENTS. SportsLine shall have delivered to GolfWeb copies of all consents, approvals, orders and authorizations of, and all registrations, qualifications, designations, declarations or filings with, any Governmental Authority required in connection with the execution and delivery by SportsLine of this Agreement or the consummation by SportsLine of the transactions contemplated hereby.

      9.6 OPINION OF COUNSEL. GolfWeb shall have received an opinion dated as of the Effective Date from Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., counsel for SportsLine, in form and substance reasonably acceptable to GolfWeb, to the effect of the matters set forth in Exhibit 9.6.

      9.7 TAX REPRESENTATION CERTIFICATE . GolfWeb shall have received a certificate of SportsLine and Merger Sub, in form and substance reasonably satisfactory to GolfWeb,

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

containing representations relating to qualification of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

                                    ARTICLE X
                                     CLOSING

      10.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida, at 10:00 am., local time, on January 30, 1998 or, if the conditions set forth in
Article VIII and IX have not been satisfied or waived on such date, no later than five (5) business days after the day on which all such conditions have been satisfied or waived. The date on which the Closing occurs is referred to as the "Closing Date." The Closing shall be deemed completed as of 12.01 a.m. on the morning of the Closing Date.

      10.2 DELIVERIES BY GOLFWEB. At or prior to the Closing, GolfWeb shall deliver (or cause to be delivered) to SportsLine:

           (a) each certificate, opinion or other letter, agreement and other document or instruments required to be delivered by GolfWeb to SportsLine in accordance with Article VIII hereof;

           (b) the stock book, stock ledger, minute book and corporate seal of GolfWeb;

           (c) constructive possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files, tax returns and other data and information within the possession of GolfWeb;

           (d) evidence satisfactory to SportsLine that with respect to each of GolfWeb's accounts, credit lines, safe deposits boxes or vaults (i) the authority of all individuals with respect thereto has been terminated, other than those individuals designated by SportsLine in writing at least three (3) business days prior to the Closing Date, or (ii) if SportsLine so requests in writing at least three (3) business days prior to the Closing Date, the account or credit line in question has been closed;

           (e) the Agreement of Merger and the Certificate of Merger, duly executed by GolfWeb; and

           (f) such other documents, instruments, agreements and all certificates and other evidence as SportsLine or its counsel may reasonably request as to the satisfaction of the conditions to SportsLine's obligations set forth herein.

      10.3 DELIVERIES BY THE SPORTSLINE COMPANIES. At or prior to the Closing, the SportsLine Companies shall deliver (or cause to be delivered) to
GolfWeb:

           (a) each certificate, opinion or other letter, agreement and other document or instruments required to be delivered by SportsLine to GolfWeb in accordance with Article IX hereof;

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

           (b) the Agreement of Merger and the Certificate of Merger, duly executed by SportsLine; and

           (c) such other documents, instruments, agreements and all certificates and other evidence as GolfWeb or its counsel may reasonably request as to the satisfaction of the conditions to GolfWeb's obligations set forth in
Article IX hereof.

                                   ARTICLE XI
                               REGISTRATION RIGHTS

      The GolfWeb Shareholders shall have the following registration rights with respect to the SportsLine Shares issued to them hereunder:

      11.1 CERTAIN DEFINITIONS.  For purposes of Article 11:

           (a) REGISTRATION. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

           (b) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means:
(i) the shares of SportsLine Common Stock issued upon the conversion of the GolfWeb Stock pursuant to the Merger; and (ii) any shares of SportsLine Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of SportsLine Common Stock described in clause (i) of this Section 11.1(b); provided, that the term "Registrable Securities" shall not include any shares of SportsLine Common Stock sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

           (c) HOLDER. The term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act. If any Holder that is a corporate or partnership distributes the Registrable Securities held by it to its shareholders or partners, the distributees of such Registrable Securities shall succeed to such Holder's rights under this Article 11 with respect to the shares of Registrable Securities distributed to them, subject to such Holder's obligations hereunder, and shall be considered "Holders" for purposes hereof.

      11.2 MANDATORY REGISTRATION.

           (a) On or before September 1, 1998, SportsLine shall prepare and file with the SEC a registration statement on Form S-1 to effect the registration under the Securities Act of all of the Registrable Securities then held by the Holders, to permit such Registrable Securities to be resold from time to time by the Holders in open market or privately negotiated transactions.

            (b) Notwithstanding the foregoing, if SportsLine shall furnish the Holders a certificate signed by an executive officer stating that in the good faith judgment of SportsLine's Board of Directors, it would be detrimental to SportsLine and its stockholders for such registration statement to be filed and it is therefore in the best interests of SportsLine to defer the filing of such registration statement, SportsLine shall have the right to defer such filing for a period of not more than 90 days after September 1, 1998.

      11.3 INCIDENTAL (PIGGYBACK) REGISTRATION.

           (a) If, at any time within two (2) years after the Effective Time, SportsLine proposes to file any registration statement under the Securities Act for purposes of effecting a public offering of its securities (including registration statements relating to secondary offerings of securities of SportsLine but excluding registration statements solely relating to any employee benefit plan or a corporate reorganization), SportsLine shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to such filing and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from SportsLine, so notify SportsLine in writing, and in such notice shall inform SportsLine of the number of Registrable Securities such Holder wishes to include in such registration statement.

           (b) If a registration statement under which SportsLine gives notice under this Section 11.3 is for an underwritten offering, then SportsLine shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 11.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST, to SportsLine; SECOND, to the holders of registration rights (the "Existing Holders") under that certain Amended and Restated Investors' Rights Agreement dated as of March 5, 1997 among SportsLine and certain holders of its outstanding securities (the "Registration Rights Agreement"); and THIRD, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to SportsLine and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

      11.4 OBLIGATIONS OF SPORTSLINE. Whenever it is required to effect the registration of any Registrable Securities under this Agreement, SportsLine shall:

           (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, that
(i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of the SportsLine Common Stock; and (ii) in the case of the registration statement under Section 11.2 intended to be effected on a continuous or delayed basis, to keep the registration statement effective until the earlier of (i) the date on which all Registrable Securities have been sold, transferred or otherwise disposed of by the Holders,
(ii) the date on which no Holder of Registrable Securities then subject to such registration statement holds Registrable Securities representing more than one percent of the SportsLine Common Stock then outstanding or (iii) two (2) years after the Effective Time.

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

           (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that SportsLine shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless SportsLine is already subject to service in such jurisdictions.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and thereupon use all reasonable efforts to file a supplement or post-effective amendment to the registration statement or the prospectus or any document incorporated therein by reference so that, as soon as practicable, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

           (g) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by SportsLine are then listed.

      11.5 EXPENSES OF REGISTRATION. All expenses incurred by SportsLine in connection with a registration pursuant to this Article 11, including all federal and "blue sky" registration and qualification fees, printing expenses and fees and disbursements of counsel and accountants for SportsLine shall be borne by SportsLine. In addition, SportsLine shall reimburse the Holders up to $10,000 for the reasonable fees and disbursements of one counsel selected by the Holders. Each Holder participating in a registration pursuant to this Article 11 shall bear the fees and expenses, if any, of its own counsel (except as provided in the proceeding sentence) and any and all underwriters' or brokers' discounts, sales commissions or other selling expenses in connection with the sale of any Registrable Securities.

      11.6 CONDITIONS PRECEDENT TO SPORTSLINE'S OBLIGATIONS. SportsLine's obligations to take any action pursuant to Sections 11.2 or 11.3 hereof shall be subject to the receipt by SportsLine of: (i) a written agreement from each Holder, in form and substance satisfactory to SportsLine, agreeing to be bound by and subject to each and every one of the terms and conditions of this Article 11 with respect to the registration of any of such Holder's Registrable Securities; (ii) such information regarding the Holders included in any registration statement to be filed by SportsLine, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities; and (iii) to the extent requested by the managing underwriter(s) of any registered offering in which a Holder's Registrable Securities are included, the written agreement of such Holder that it will not sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of SportsLine owned by such Holder for up to one hundred eighty (180) days following the effective date of the registration statement with respect to such offering.

      11.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 11.2 or 11.3:

           (a) BY SPORTSLINE. To the extent permitted by law, SportsLine will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as deemed in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SportsLine of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and SportsLine will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this subsection 11.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of SportsLine (which consent shall not be unreasonably withheld), nor shall SportsLine be liable in any such case to a Holder, partner, officer or director, underwriter or controlling person of such Holder for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director or controlling person of such Holder.

           (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless SportsLine, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls SportsLine within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which SportsLine or any such director, officer, controlling person, underwriter or such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange , any state securities law or any rule or regulation promulgated under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by SportsLine or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this subsection 11.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld and, provided further, that the total amounts payable in indemnity by a Holder under this Section 11.7 in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

           (c) NOTICE. Promptly after receipt by an indemnified party under this
Section 11.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11.7.

           (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of SportsLine and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

           (e) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 11.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 11.7; then, and in each such case, SportsLine and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others and based on equitable considerations) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and SportsLine and other selling Holders are responsible for the remaining portion; provided, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder from the offering pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

           (f) SURVIVAL. The obligations of SportsLine and Holders under this
Section 11.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

           (g) CONFLICT WITH UNDERWRITING AGREEMENT. In the event of any conflict between the indemnity provisions of this Agreement and those of any underwriting agreement entered into by SportsLine with respect to a registration of the Registrable Securities, the provisions of the underwriting agreement shall supersede and control.

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

      11.8 TERMINATION OF SPORTSLINE'S OBLIGATIONS. SportsLine shall have no obligations pursuant to this Article 11 with respect to: any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section
11.2 or 11.3 if, in the opinion of counsel to SportsLine that is reasonably satisfactory to such Holder, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

      11.9 RIGHTS OF HOLDERS SUBJECT AND SUBORDINATE. Notwithstanding anything herein to the contrary, the rights of the Holders under this Article 11 shall be subject and subordinate in all respects to the rights granted to the Existing Holders under the Registration Rights Agreement.

                                   ARTICLE XII
                             SECURITIES LAW MATTERS

      12.1 DISPOSITION OF SHARES. The shares of SportsLine Common Stock to be issued to the shareholders of GolfWeb pursuant to the Merger may not be sold, transferred or otherwise disposed of, except pursuant to an exemption from the registration requirements under the Securities Act or an effective registration statement filed by SportsLine with the SEC under the Securities Act.

      12.2 PRIVATE PLACEMENT. The shares of SportsLine Common Stock to be issued in the Merger will be offered and issued to the holders of GolfWeb Stock pursuant to (a) the private placement exemptions from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D promulgated thereunder, (b) the exemption provided by Section 25102.1 or 25100(o) of the California Code or any similar exemption under the California Code, and (c) any registration or qualification provisions of any other "blue sky" or securities law of any jurisdiction that are applicable to the Merger by virtue of available exemptions from such requirements. Each holder of any shares of GolfWeb Stock will execute and deliver to SportsLine any investment representation letter and/or offeree questionnaire that is affirmatively requested by SportsLine in which such holder makes such representations and warranties to SportsLine as SportsLine and its legal counsel deems reasonably necessary to enable SportsLine to avail itself of the exemptions from all the securities registration and qualification requirements described above. GolfWeb and SportsLine will jointly prepare an Offering Memorandum/Information Statement, which will be delivered to the holders of GolfWeb Stock in connection with the action by written consent in which such shareholders will be asked to approve the Merger.

      12.3 LEGEND. All certificates representing shares of SportsLine Common Stock issued to the GolfWeb Shareholders pursuant to the Merger shall bear the following legend:

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

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

SportsLine may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.

                                  ARTICLE XIII
                                   DEFINITIONS

      13.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

      "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

      "Associate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

      "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan or credit agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

      "Disclosure Letter" means the letter dated the date hereof from GolfWeb to SportsLine setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in this Agreement or as an exception to one or more of GolfWeb's representations, warranties or covenants contained in this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

      "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

      "Material Adverse Change (or Effect)" means a change in (or effect on) the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

      "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

      13.2  OTHER DEFINITIONAL PROVISIONS.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

            (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) Unless otherwise expressly indicated herein, all matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

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

            (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XIV
                                   TERMINATION

      14.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

           (a) by mutual written consent of SportsLine and GolfWeb at any time prior to the Closing; or

           (b) by either SportsLine and GolfWeb, if the Closing shall not have been consummated by February 28, 1998; or

           (c) by either SportsLine or GolfWeb, in the event of (i) a material breach by the other party of any representation or warranty contained this Agreement, which breach cannot be or has not been cured within five (5) days after the giving of written notice to the breaching party of such breach and which breach or breaches would result in a failure to satisfy any condition to SportsLine's or GolfWeb's obligations set forth in Article VIII or IX, respectively; or (ii) a material breach by the other party of any of the covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within five (5) days after the giving of written notice to the breaching party of such breach; provided that the non-breaching party provides the breaching party with a written notice of termination within five
(5) days after the earlier of the expiration of such 5-day period or the date it receives a written notice from the breaching party stating that it is unable or unwilling to cure such breach; or

           (d) by either SportsLine or GolfWeb, if (i) there shall be a final nonappealable order of a federal or state court restraining or prohibiting the consummation of the Merger, or (ii) there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority, which would make the consummation of the Merger illegal.

      14.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 14.1, written notice thereof shall promptly be given to the other party hereto, and upon such notice this Agreement shall terminate. Except as provided below or elsewhere herein, in the event of the termination of this Agreement pursuant to Section 14.1, this Agreement shall forthwith become void and of no further force and effect, there shall be no liability on the part of SportsLine or GolfWeb or any of their respective officers or directors to the other, all rights and obligations of any party hereto shall cease and the parties shall be released from any and all obligations. Notwithstanding the foregoing, (i) if (A) SportsLine or GolfWeb terminates this Agreement in accordance with Section 14.1(b) and at the time of such termination GolfWeb has not satisfied all of the conditions precedent to SportsLine's obligations set forth in Article VIII hereof, or (B) SportsLine terminates this Agreement in accordance with Section 14.1(c), then, in either such case, GolfWeb shall pay to SportsLine an amount equal to the SportsLine Expenses;

or (ii) if (A) SportsLine or GolfWeb terminates this Agreement in accordance with Section14.1(b) and at the time of such termination SportsLine has not satisfied all of the conditions precedent to GolfWeb's obligations set forth in
Article IX hereof, or (B) GolfWeb terminates this Agreement in accordance with
Section 14.1(c), then, in either such case, Sportsline shall pay to GolfWeb an amount equal to the GolfWeb Expenses. Nothing herein shall relieve any party from liability for damages resulting from the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XV
                               GENERAL PROVISIONS

      15.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

            (a)   if to either of the SportsLine Companies, to:

                  SportsLine USA, Inc.
                  6340 N.W. 5th Way
                  Fort Lauderdale, Florida 33309
                  Attn:  Michael Levy, President and Chief Executive Officer
                  Telecopy:  (954) 351-2120

                  with a copy to:

                  Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. 1221 Brickell Avenue
                  Miami, Florida 33131
                  Attn:  Kenneth C. Hoffman, Esq.
                  Telecopy:  (305) 579-0717

            (b)   if to GolfWeb, to:

                  GolfWeb
                  10001 N. De Anza Blvd., Suite 220
                  Cupertino, California  95014
                  Attn:  Brent Knudsen, Chief Executive Officer
                  Telecopy:  (408) 366-3482
                  with a copy to:

                  Fenwick & West LLP
                  2 Palo Alto Square, Suite 800
                  Palo Alto, California  94306
                  Attn:  Susan Dunn, Esq.
                  Telecopy:  (650) 494-1417

Notices shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

      15.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto and the Disclosure Letter) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules attached hereto and the Disclosure Letter constitute a part hereof as though set forth in full above.

      15.3 EXPENSES. Except as otherwise provided herein, the parties hereto shall pay their own fees and expenses, including their own , legal, accounting, consulting and financial advisory fees, incurred in connection with this Agreement or any transaction contemplated hereby.

      15.4 AMENDMENT; WAIVER. This Agreement (including the Schedules and Exhibits attached hereto and the Disclosure Letter) may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

      15.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by GolfWeb without the prior written consent of SportsLine. SportsLine may assign all or any portion of its rights hereunder to any Affiliate thereof.

      15.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

      15.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference and convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

      15.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

      15.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that: (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                          (Continued on Signature Page)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        SPORTSLINE USA, INC.

                                        By:/s/ MICHAEL LEVY
                                           -----------------------------------
                                           Michael Levy
                                           President and Chief Executive Officer

                                        GOLFWEB.COM, INC.

                                        By: /s/ MICHAEL LEVY
                                           -----------------------------------
                                           Michael Levy
                                           President

                                        GOLFWEB

                                        By: /s/ BRENT KNUDSEN
                                           -----------------------------------
                                           Brent Knudsen
                                           President and Chief Executive Officer